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                                                                    EXHIBIT 21.1

      SYMMETRICOM, INC.

      SUBSIDIARIES OF THE COMPANY

      Analog Solutions, Inc., a California corporation
      Telecom Solutions, Inc., a Delaware corporation
      Telecom Solutions Puerto Rico, Inc., a Delaware corporation
      Linfinity Microelectronics Inc., a Delaware corporation
      Telecom Solutions (Europe) Limited, a United Kingdom Corporation Navstar Systems Ltd., a United Kingdom Corporation
      Manufacturing Solutions (Puerto Rico), Inc., Delaware Corporation